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                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM SB-2

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                               Startale Group Inc.
                           ---------------------------
             (Exact name of Registrant as specified in its charter)

                NEVADA                    2300                   Pending
          ----------------        ----------------------     ----------------
          (State or other          Standard Industrial         IRS Employer
           jurisdiction of           Classification            Identification
           incorporation or             Number
           organization)

Startale Group Inc.
4320 Winfield Road, Suite 200
Warrenville, Illinois                        60555
------------------------------             ----------
(Name and address of principal             (Zip Code)
executive offices)

Registrant's telephone number,
including area code:
(630) 836-8710                                  Fax: (630) 836-8010
------------------------------                  -------------------
Approximate date of commencement of
Proposed sale to the public                as soon as practicable after
                                           the effective date of this
                                           Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. |X|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |__|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |__|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |__|

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following. |__|


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                      CALCULATION OF REGISTRATION FEE
-----------------------------------------------------------------------
TITLE OF EACH                PROPOSED      PROPOSED
CLASS OF                     MAXIMUM       MAXIMUM
SECURITIES                   OFFERING      AGGREGATE     AMOUNT OF
TO BE         AMOUNT TO BE   PRICE PER     OFFERING      REGISTRATION
REGISTERED    REGISTERED     SHARE (1)     PRICE (2)     FEE (2)
-----------------------------------------------------------------------
Common stock  4,500,000       $0.008       $36,000        $1.11
-----------------------------------------------------------------------

(1) Based on the last sales price on August 23, 2007.
(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.


              SUBJECT TO COMPLETION, Dated October 1, 2007


Agent for service of process: Val-U-Corp Services, Inc.
                              1802 NORTH CARSON STREET SUITE 212
                              CARSON CITY, NV 89701


                                   PROSPECTUS
                               Startale Group Inc.
                                4,500,000 SHARES
                                  COMMON STOCK
                                -----------------
The selling shareholders named in this prospectus are offering all of the shares of common stock offered through this prospectus.

Our common stock is presently not traded on any market or securities exchange.
                              ---------------

THE PURCHASE OF THE SECURITIES OFFERED THROUGH THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. SEE SECTION ENTITLED "RISK FACTORS" ON PAGES 7-11

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The selling shareholders will sell our shares at $0.008 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. We determined this offering price based upon the price of the last sale of our common stock to investors.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offence.


              The Date Of This Prospectus Is: October 1, 2007

                              Table Of Contents                          PAGE

Summary ...................................................................6
Risk Factors ..............................................................7
  -  There is substantial uncertainty as to wether we will continue operations............................................................7
-    We lack an operating history and have losses which we expect to continue into the future............................................. 7
  -  If we do not obtain additional financing, our business may fail.......8
  -  Our international operations involve many  risks......................8
  -  We operate in very competitive markets................................8
  -  We face risk associated with consumer references and fashion trends...9
  -  We depend on independent manufacturers................................9
  -  Our advance purchases of products may result in excess inventories....9
  -  Our success depends on our growth strategies..........................9
  -  We may be adversely affected by currency exchange and rate fluctuations.........................................................10
  -  We may be adversely affected by labor disruptions....................10
  -  We depend on key personnel...........................................10
  - Because our directors own 57.14%of our outstanding stock, they will make and control corporate decisions that may be disadvantageous to minority shareholders................................................10
  -  If market for our common stock does not develop, shareholders may be unable to sell their shares..........................................11
  -  A purchaser is purchasing penny stock which limits the ability to sell the stock.......................................................11
  -  We don not intend to pay dividends and there will be less ways in which you can make a gain on any investment in Startale Group........11
Use of Proceeds ..........................................................11
Determination of Offering Price ..........................................12
Dilution .................................................................12
Selling Shareholders .....................................................12
Plan of Distribution .....................................................15
Legal Proceedings ........................................................17
Directors, Executive Officers, Promoters and Control Persons..............17
Executive Compensation ...................................................18
Certain Relationships and Related Transactions ...........................20
Security Ownership of Certain Beneficial Owners and Management............20
Description of Securities ................................................21
Interest of Named Experts and Counsel ....................................22
Disclosure of Commission Position of Indemnification for
Securities Act Liabilities ...............................................23
Organization Within Last Five Years ......................................23
Description of Business ..................................................23
Plan of Operation.........................................................23
Legal Proceedings.........................................................29
Description of Property ..................................................29
Reports to Security Holders...............................................29
Market for Common Equity and Related Stockholder Matters .................29
Financial Statements .....................................................30
Changes in and Disagreements with Accountants ............................41
Available Information ....................................................41

PART II - INFORMATION NOT REQUIRED IN THE PROSPECTUS

Indemnification of Officers and Directors.................................41
Other Expenses of Issuance and Distribution...............................42
Recent Sales of Unregistered Securities...................................43
Exhibits..................................................................44
Undertakings..............................................................44
Signatures................................................................46

                               PROSPECTUS SUMMARY

      The following summary highlights selected information contained in this prospectus. This summary does not contain all the information that may be important to you. You should read the more detailed information contained in this prospectus, including but not limited to, the risk factors beginning on page 4. References to "we," "us," "our," "Startale Group," or the "company" mean Startale Group Inc..

                           Forward-Looking Statements

This prospectus contains forward-looking statements that involve risks and uncertainties. We use words such as anticipate, believe, plan, expect, future, intend and similar expressions to identify such forward-looking statements. You should not place too much reliance on these forward-looking statements. Our actual results may differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us described in the "Risk Factors" section and elsewhere in this prospectus.

Prospective investors are urged to read this prospectus in its entirety.

We intend to commence business operations by manufacturing and selling our apparel products throughout North America. We were formed as a corporation pursuant to the laws of Nevada on February 22, 2007. On August 15, 2007, we entered into an agreement with AKA (the "AKA"), a Ukraine-Turkey joint-venture located in Odessa, Ukraine, whereby we engaged AKA to design, create patterns and manufacture a line of apparel for Startale. We have also entered into an agreement with Lotos ("Lotos") a private Odessa based company, whereby we engaged Lotos to design packaging for our line of apparel.

We were incorporated on February 22, 2007 under the laws of the state of Nevada. Our principal offices are located at 4320 Winfield Road, Suite 200, Warrenville, Illinois. Our telephone number is (630) 836-8710.

The Offering:

Securities Being Offered     Up to 4,500,000 shares of common stock.

Offering Price               The  selling  shareholders will sell our shares at
                             $0.008 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices.
                             There is no guarantee that our shares will be quoted for trading on the OTC Bulletin Board. We determined this offering price based upon the price of the last sale of our common stock to investors.

Terms of the Offering        The  selling  shareholders will determine when and
                             how they will sell the common stock offered in this prospectus.

Termination of the Offering  The offering  will  conclude  when  all  of   the
                             4,500,000 shares of common stock have been sold or
                             we, in  our sole  discretion, decide  to terminate
                             the registration of  the   shares.   We may decide
                             to terminate the registration if it is no longer necessary due to the operation of the resale provisions of Rule 144.

Securities Issued
And to be Issued             10,500,000 shares of our common stock are issued
                             and outstanding as of the date of this prospectus.
                             All of  the  common  stock  to   be  sold  under
                             this prospectus will be sold by existing shareholders.

Use of Proceeds              We will not receive any proceeds from the sale of
                             the common stock by the selling shareholders.


Summary Financial Information

Balance Sheet                          June 30, 2007
                                        (audited)


Cash                                       $ 11,293
Total Assets                               $ 11,293
Liabilities                                $ 16,904
Total Stockholders' Equity                 $( 5,611)


                                   Statement of Operations
                                    From Incorporation on
                             February 22, 2007 to June 30, 2007
                                          (audited)

Revenue                                    $      0
Net Loss                                   $(10,611)


                             Risk Factors

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

1. There is substantial  uncertainty as to whether we will continue  operations.

If we discontinue operations, you could lose your investment. Our auditors have discussed their uncertainty regarding our business operations in their audit report dated August 27, 2007. This means that there is substantial doubt that we can continue as an ongoing business for the next 12 months. The financial statements do not include any adjustments that might result from the uncertainty about our ability to continue in business. As such, we may have to cease operations and you could lose your entire investment.

2. We lack an operating history and have losses which we expect to continue into the future.

There is no assurance our future operations will result in profitable revenues. If we cannot generate sufficient revenues to operate profitably, our business will fail. We were incorporated on February 28, 2007 and we have not realized any revenues. We have very little operating history upon which an evaluation of our future success or failure can be made. Our net loss since inception on February 28, 2007 to June 30, 2007 is $10,611. Based upon current plans, we expect to incur operating losses in future periods because we will be incurring expenses and not generating revenues. We cannot guarantee that we will be successful in generating revenues in the future. Failure to generate revenues will cause us to go out of business.

3. If we do not obtain additional financing, our business may fail.

Our business plan calls for ongoing expenses in connection with the marketing and sales of our apparel line. We have not generated any revenue from operations to date. In order to expand our business operations, we anticipate that we will have to raise additional funding. If we are not able to raise the funds necessary to fund our business expansion objectives, we may have to delay the implementation of our business plan.

We do not currently have any arrangements for financing. Obtaining additional funding will be subject to a number of factors, including general market conditions, investor acceptance of our business plan and initial results from our business operations. These factors may impact the timing, amount, terms or conditions of additional financing available to us. The most likely source of future funds presently available to us is through the sale of additional shares of common stock.

4. Our International Operations Involve Many Risks

We are subject to the risks generally associated with doing business abroad. These risks include foreign laws and regulations, foreign consumer preferences, political unrest, disruptions or delays in shipments and changes in economic conditions in countries in which we manufacture or sell products. In addition, disease outbreaks, terrorist acts and U.S. military operations have increased the risks of doing business abroad. These factors, among others, may affect our ability to manufacture products or procure materials, and our cost of doing business. If any of these or other factors make the conduct of business in Ukraine undesirable or impractical, our business may be materially and adversely affected. In addition, many of our imported products are subject to duties, tariffs or quotas that affect the cost and quantity of various types of goods imported into the United States or into our other sales markets. These duties may significantly affect the sale of our line of apparel in North America. Any country in which our products are produced or sold may eliminate, adjust or impose new quotas, duties, tariffs, antidumping penalties or other charges or restrictions, any of which may have a material adverse effect on our results of operations and financial condition.

5. We Operate in Very Competitive Markets

The markets for outerwear, undergarment and related accessories are highly competitive. In each of our geographic markets, we face significant competition from global and regional branded apparel and accessories companies. Retailers who are our future customers often pose our most significant competitive threat by marketing apparel under their own labels. We also compete with other companies for the production capacity of independent manufacturers that produce our products and for import quota capacity. Many of our competitors are significantly larger than us, have substantially greater financial, distribution, marketing and other resources than we have, and have achieved greater recognition for their products than we have. Increased competition may result in reductions in display areas in retail locations, reductions in sales, or reductions in our profit margins, any of which may have a material adverse effect on our results of operations and financial condition.

6. We Face Risks Associated with Consumer Preferences and Fashion Trends

Changes in consumer preferences or consumer interest may have a material adverse effect on our business. In addition, our products will be significantly affected by fashion trends, changes in fashion trends may have a greater impact as we expand our offerings to include more product categories in more geographic areas. We also face risks because our business requires us to anticipate consumer preferences. Our decisions about product designs will be made far in advance of consumer acceptance. Although we will try to manage our inventory risk through early order commitments by retailers, we must generally place production orders with manufacturers before we have received all of a season's orders, and orders may be cancelled by retailers before shipment. If we fail to anticipate and respond to consumer preferences, we may have lower or no sales, excess inventories and lower profit margins, any of which may have a material adverse effect on our results of operations and financial condition.

7. We Depend on Independent Manufacturers

Our products will be produced by independent manufacturer in Ukraine. We do not
operate  or  own  any  production  facilities.   Because  of  these  factors,
manufacturing operations may fail to perform as expected or our competitors may obtain production or quota capacities that effectively limit or eliminate the availability of these resources to us. If a manufacturer fails to ship orders in a timely manner or to meet our standards or if we are unable to obtain necessary production or quota capacities, we may miss delivery deadlines, or incur additional costs, which may result in cancellation of orders, refusal to accept deliveries, a reduction in purchase prices, or increased costs, any of which may
have  a  material adverse  effect on  our  business.   Reliance on  independent
manufacturers also creates quality control risks. A failure in our quality control program may result in diminished product quality, which may result in increased order cancellations and returns and decreased consumer demand for our products, which may have a material adverse affect on our results of operations and financial condition. Finally, if a manufacturer violates labor or other laws, or engages in practices that are not generally accepted as ethical in our key markets, we may be subject to significant negative publicity, consumer demand for our products may decrease, and under some circumstances we may be subject to l iability for the manufacturer's practices, any of which may have a material adverse effect on our results of operations and financial condition.

8. Our Advance Purchases of Products May Result in Excess Inventories

To minimize our purchasing costs, the time necessary to fill customer orders and the risk of non-delivery, we will place orders for our products with manufacturers prior to receiving all of our customers' orders and we will maintain an inventory of various products that we anticipate will be in greater demand. Customers will be allowed to cancel an order prior to shipment with sufficient notice. Inventory levels in excess of customer demand may result in inventory write-downs and the sale of excess inventory at discounted prices, which may have a material adverse effect on our results of operations and financial condition.

9. Our Success Depends on Our Growth Strategies

We face many challenges in implementing our growth strategies. Increasing sales to retailers and improving the sales productivity of our customers will each depend on various factors, including strength of our brand name, competitive conditions, our ability to manage increased sales and future expansion, the availability of desirable locations and the negotiation of terms with retailers.

To implement our business strategy, we must manage growth effectively. We must modify various aspects of our business, maintain and enhance our information systems and operations, respond to increased demand and attract, retain and manage qualified personnel. Growth may place an increasing strain on management, financial, product design, marketing, distribution and other resources, and we may have operating difficulties as a result.

10. We May be Adversely Affected by Currency Exchange Rate Fluctuations

Although we intend to purchase products in U.S. dollars, the cost of these products, which will be produced overseas, may be affected by changes in the value of the relevant currencies. Price increases caused by currency exchange rate fluctuations may make our products less competitive or have an adverse effect on our margins. Our international revenues and expenses will derived from sales and operations in foreign currencies, and these revenues and expenses may be materially affected by currency fluctuations, including amounts recorded in foreign currencies and translated into U.S. dollars for financial reporting. Currency exchange rate fluctuations may also disrupt the business of the independent manufacturers that will produce our products by making their purchases of raw materials more expensive and more difficult to finance. As a result, foreign currency fluctuations may have a material adverse effect on our results of operations and financial condition.

11. We May be Adversely Affected by Labor Disruptions

Our business depends on our ability to source and distribute products in a timely manner. Labor disputes at factories, shipping ports, transportation carriers, or distribution centers create significant risks for our business, particularly if these disputes result in work slowdowns, lockouts, strikes, or other disruptions during our peak manufacturing and importing seasons, and may have a material adverse effect on our business, potentially resulting in cancelled orders by customers, unanticipated inventory accumulation, and reduced revenues and earnings.

12. We Depend on Key Personnel

Our future success will depend in part on the continued service of key personnel, particularly Anatoli Nem, our President and Chief Executive Officer. Our future success will also depend on our ability to attract and retain key managers, designers, sales people and others. We face intense competition for these individuals, and there is a significant concentration of well-funded companies in Chicago Area. We may not be able to attract qualified new employees or retain existing employees, which may have a material adverse effect on our results of operations and financial condition.

13. Because our directors own 57.14% of our outstanding common stock, they will make and control corporate decisions that may be disadvantageous to minority shareholders.

Our directors, own approximately 57.14% of the outstanding shares of our common stock. Accordingly, they will have significant influence in determining the outcome of all corporate transactions or other matters, including the election of directors, mergers, consolidations and the sale of all or substantially all of our assets, and also the power to prevent or cause a change in control.

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The interests of these individuals may differ from the interests of the other stockholders and thus result in corporate decisions that are disadvantageous to other shareholders.


14. If market for our common stock does not develop, shareholders may be unable to sell their shares.

There is currently no market for our common stock and we can provide no assurance that a market will develop. We currently plan to apply for listing of our common stock on the OTC Bulletin Board upon the effectiveness of the registration statement, of which this prospectus forms a part. However, there is no assurance that our shares will be traded on the bulletin board or, if traded, that a public market will materialize. If no market is ever developed for our shares, it will be difficult for shareholders to sell their stock. In such a case, shareholders may find that they are unable to achieve benefits from their investment.

15. A purchaser is purchasing penny stock which limits the ability to sell the stock.

The shares offered by this prospectus constitute penny stock under the Exchange Act. The shares will remain penny stock for the foreseeable future. "Penny stock" rules impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors, that is, generally those with assets in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 together with a spouse. For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of such securities and have received the purchaser's written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a disclosure schedule prescribed by the Commission relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements must be sent disclosing recent price information on the limited market in penny stocks. Consequently, the "penny stock" rules may restrict the ability of broker-dealers to sell our shares of common stock. The market price of our shares would likely suffer as a result.

16. We do not intend to pay dividends and there will be less ways in which you can make a gain on any investment in Startale Group.

We have never paid any cash dividends and currently do not intend to pay any dividends for the foreseeable future. To the extent that we require additional funding currently not provided for in our financing plan, our funding sources may likely prohibit the payment of a dividend. Because we do not intend to declare dividends, any gain on an investment in Startale Group will need to come through appreciation of the stock's price.


                                 Use Of Proceeds

We will not receive any proceeds from the sale of the common stock offered through this prospectus by the selling shareholders.

                         Determination Of Offering Price

The selling shareholders will sell our shares at $0.008 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. We determined this offering price, based upon the price of the last sale of our common stock to investors.

                                    Dilution

The common stock to be sold by the selling shareholders is common stock that is currently issued and outstanding. Accordingly, there will be no dilution to our existing shareholders.

                              Selling Shareholders

The selling shareholders named in this prospectus are offering all of the 4,500,000 shares of common stock offered through this prospectus. These shares were acquired from us in a private placement that was exempt from registration under Regulation S of the Securities Act of 1933 and was completed on August 23, 2007.

The following table provides as of the date of this prospectus, information regarding the beneficial ownership of our common stock held by each of the selling shareholders, including:

  1.  the number of shares owned by each prior to this offering;
  2.  the total number of shares that are to be offered for each;
  3. the total number of shares that will be owned by each upon completion of the offering; and
  4.  the percentage owned by each upon completion of the offering.


                                        TOTAL NUMBER
                                        OF SHARES TO   TOTAL SHARES  PERCENT
                                        BE OFFERED FOR OWNED UPON    OWNED UPON
NAME OF                   SHARES OWNED  SELLING        COMPLETION    COMPLETION
SELLING                   PRIOR TO THIS SHAREHOLDERS   OF THIS       OF THIS
STOCKHOLDER               OFFERING      ACCOUNT        OFFERING      OFFERING
-------------------------------------------------------------------------------
Pavlo Sirota
Machinostroitelni Lane 3
Odessa, 65076 Ukraine        150,000       150,000        Nil           Nil

Victor Sirik
Prohorovskaya St. 20-25
Odessa 65005 Ukraine         150,000       150,000        Nil           Nil

Yuri Tsvetkov
Gen.Petrova St.58-46
Odessa 65076 Ukraine         150,000       150,000        Nil           Nil

Petro Savchenko
Novikova St.2A-41
Odessa 65076 Ukraine         150,000       150,000        Nil           Nil

Oleg Ryabchenko
Machinobudivelni Lane 3
Odessa 65076 Ukraine         150,000       150,000        Nil           Nil

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                                        TOTAL NUMBER
                                        OF SHARES TO   TOTAL SHARES  PERCENT
                                        BE OFFERED FOR OWNED UPON    OWNED UPON
NAME OF                   SHARES OWNED  SELLING        COMPLETION    COMPLETION
SELLING                   PRIOR TO THIS SHAREHOLDERS   OF THIS       OF THIS
STOCKHOLDER               OFFERING      ACCOUNT        OFFERING      OFFERING
-------------------------------------------------------------------------------
Mikola Burnazaki
Radostnaya st.25-2
Odessa 65076 Ukraine         150,000       150,000        Nil           Nil

Marina Bevzyuk
Ak.Vilyamsa St.60/2-91
Odessa 65015 Ukraine         150,000       150,000        Nil           Nil

Yuri Kapitonov
Radisna St.25-69
Odessa 65076, Ukraine        150,000       150,000        Nil           Nil

Maria Matskailo
Stepovaya St.27-23
Odessa 65005 Ukraine         150,000       150,000        Nil           Nil

Tetyana Borisova
Suite 25,Prohorovskaya St.20
Odessa 65005 Ukraine         150,000       150,000        Nil           Nil

Sergiy Zabunov
Shevchenko St.1-13
Vil.Opitnoe of Odessa
67632 Ukraine                150,000        150,000        Nil          Nil

Olga Velcheva
Suite 23, Stepovaya St.27
Odessa 65005 Ukraine         150,000        150,000        Nil          Nil

Ganna Baklanova
Mihailovskaya St.46a-67
Odessa 65005 Ukraine         150,000        150,000        Nil          Nil

Lilia Ulanova
Stepovaya ST.50-1
Odessa 65005 Ukraine         150,000        150,000        Nil          Nil

Yulia Novitska
Vinogradna St.45-5
Vil.Ivanivka of Odessa
67200 Ukraine                150,000        150,000        Nil          Nil

Oleksandr Dombrovski
Melnitskaya St.18-7
Odessa 65005 Ukraine         150,000        150,000        Nil          Nil

Maria Denisyuk
Prohorovskaya St.73-82
Odessa 65005 Ukraine         150,000        150,000        Nil          Nil

Olena Gershunenko
Stepovaya St.27-7
Odessa 65005 Ukraine         150,000        150,000        Nil          Nil

                                        TOTAL NUMBER
                                        OF SHARES TO   TOTAL SHARES  PERCENT
                                        BE OFFERED FOR OWNED UPON    OWNED UPON
NAME OF                   SHARES OWNED  SELLING        COMPLETION    COMPLETION
SELLING                   PRIOR TO THIS SHAREHOLDERS   OF THIS       OF THIS
STOCKHOLDER               OFFERING      ACCOUNT        OFFERING      OFFERING
-------------------------------------------------------------------------------

Denis Astanakulov
Breusa St.26/2-198
Odessa 65017 Ukraine         150,000        150,000        Nil          Nil

Lubov Kuchkovska
Konnaya St.13-2
Odessa 65005 Ukraine         150,000        150,000        Nil          Nil

Vyacheslav Bobryshev
Radisna St.23-119
Odessa 65076 Ukraine         150,000        150,000        Nil          Nil

Oleksandr Uvarov
Gen.Petrova St.66-108
Odessa 65076 Ukraine         150,000        150,000        Nil          Nil

Olena Osadchuk
Stepova St.32-1
Odessa 65005 Ukraine         150,000        150,000        Nil          Nil

Raisa Kasyanova
Stepovaya St.27-41
Odessa 65005 Ukraine         150,000        150,000        Nil          Nil

Igor Nepochatih
Yagodni Lane 2
Odessa 65005 Ukraine         150,000        150,000        Nil          Nil

Natalya Zgonnikova
Suite 67,Mihailovskaya St46a
Odessa 65005 Ukraine         150,000        150,000        Nil          Nil

Oksana Burova
Stepova St.50-6
Odessa 65005 Ukraine         150,000        150,000        Nil          Nil

Maria Voloshina
Ordjonikidze St.210
Vil.Velikoploske of Odessa
67100 Ukraine                150,000        150,000        Nil          Nil

Evgen Topal
Suvorova St.53
Vil.Yarovoe of Odessa
68100 Ukraine                150,000        150,000        Nil          Nil

Tetyana Uvarova
Suite 108,Gen.Petrova St.66
Odessa 65076 Ukraine         150,000        150,000        Nil          Nil

The named party beneficially owns and has sole voting and investment power over all shares or rights to these shares. The numbers in this table assume that none of the selling shareholders sells shares of common stock not being offered in this prospectus or purchases additional shares of common stock, and assumes that all shares offered are sold. The percentages are based on 10,500,000 shares of common stock outstanding on the date of this prospectus.

None of the selling shareholders:

    (1) has had a material relationship with us other than as a shareholder at any time within the past three years; or

    (2)  has ever been one of our officers or directors.


Plan Of Distribution

The selling shareholders may sell some or all of their common stock in one or more transactions, including block transactions:

The selling shareholders will sell our shares at $0.008 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. There is no guarantee that our shares will be quoted on the OTC Bulletin Board. We determined this offering price arbitrarily based upon the price of the last sale of our common stock to investors.

The shares may also be sold in compliance with the Securities and Exchange Commission's Rule 144.

The selling shareholders may also sell their shares directly to market makers acting as principals or brokers or dealers, who may act as agent or acquire the common stock as a principal. Any broker or dealer participating in such transactions as agent may receive a commission from the selling shareholders, or, if they act as agent for the purchaser of such common stock, from such purchaser. The selling shareholders will likely pay the usual and customary brokerage fees for such services. Brokers or dealers may agree with the selling shareholders to sell a specified number of shares at a stipulated price per share and, to the extent such broker or dealer is unable to do so acting as agent for the selling shareholders, to purchase, as principal, any unsold shares at the price required to fulfill the respective broker's or dealer's commitment to the selling shareholders. Brokers or dealers who acquire shares as principals may thereafter resell such shares from time to time in transactions in a market or on an exchange, in negotiated transactions or otherwise, at market prices prevailing at the time of sale or at negotiated prices, and in connection with such re-sales may pay or receive commissions to or from the purchasers of such shares. These transactions may involve cross and block transactions that may involve sales to and through other brokers or dealers. If applicable, the selling shareholders may distribute shares to one or more of their partners who are unaffiliated with us. Such partners may, in turn, distribute such shares as described above. We can provide no assurance that all or any of the common stock offered will be sold by the selling shareholders.

We are bearing all costs relating to the registration of the common stock. The selling shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

The selling shareholders must comply with the requirements of the Securities Act and the Securities Exchange Act in the offer and sale of the common stock. In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may, among other things:

1. Not engage in any stabilization activities in connection with our common stock;

2. Furnish  each  broker or dealer  through  which  common stock may be offered,
such copies of this   prospectus,   as  amended  from  time  to time,  as may be
required by such broker or dealer; and

3. Not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Securities Exchange Act.

The Securities Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the Commission, which:


  * contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;
  * contains a description of the broker's or dealer's duties to the customer and the rights and remedies available to the customer with respect to a violation of such duties
  * contains a brief, clear, narrative description of a dealer market, including "bid" and "ask" prices for penny stocks and the significance of the spread between the bid and ask price;
  *  contains a toll-free telephone number for inquiries on disciplinary actions
  * defines significant terms in the disclosure document or in the conduct of trading penny stocks; and
  * contains such other information and is in such form (including language, type, size, and format) as the Commission shall require by rule or regulation;

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer:

  *  with bid and offer quotations for the penny stock;
  * the compensation of the broker-dealer and its salesperson in the transaction;
  * the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and
  * monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling those securities.


Legal Proceedings

No officer, director, or persons nominated for these positions, and no promoter or significant employee of our corporation has been involved in legal proceedings that would be material to an evaluation of our management. We are not aware of any pending or threatened legal proceedings which involve Startale Group Inc. Directors and Officers Our Bylaws provide that we shall have a minimum of one director. There is no stated maximum number of directors allowed but such number may be fixed from time to time by action of the stockholders or of the directors. Our address for service of process in Nevada is 1802 N Carson St., Suite 212, Carson City NV 89701

Directors, Executive Officers, Promoters And Control Persons

Our executive officers and directors and their respective ages as of the date of this prospectus are as follows:

Executive Officers and Directors:

-------------------------------------------------------------------------------
Name                        Age            Position
-------------------------------------------------------------------------------

Anatoli Nem                  53            President, Chief Executive Officer,
                                           and Director

Serge Wilson                 43            Chief Financial Officer, Secretary
                                           Treasurer and Director

Vladimir Nemchaninov         47            Director

The directors will serve as directors until our next annual shareholder meeting or until a successor is elected who accepts the position. Directors are elected for one-year terms. Officers hold their positions at the will of the Board of Directors, absent any employment agreement. There are no arrangements, agreements or understandings between non-management shareholders and management under which non-management shareholders may directly or indirectly participate in or influence the management of Startale Group's affairs.


Anatoli Nem - President, Chief Executive Officer
-------------------------------------------------
Anatoli Nem graduated from the Odessa Institute of Technology, Odessa, Ukraine with an Engineering Diploma in 1980. Mr. Nem owned an apparel manufacturing company "Leader & Co." from 1985 to 1992. From 1992 to 1995 Mr. Nem held various positions at "Imperial Imports" and apparel manufacturing company "Modes Papineau" in Montreal, Quebec, Canada. Presently Anatoli Nem is involved in the retail business on a consulting basis.

Mr. Nem intends to devote approximately 25% of his business time to our affairs.

Serge Wilson - Secretary, Chief Financial Officer
-------------------------------------------------

Mr. Wilson earned a Hotel Management degree from Kiev Economics Institute in 1986. He worked as an Assistant Hotel Manager in Kiev, Ukraine and owned a restaurant in Montreal, Quebec. Since 2002 Mr. Wilson owns and operates a wholesale company. Mr. Wilson intends to devote approximately 20% of his business time to our affairs.

Vladimir Nemchaninov - Director
-------------------------------

Mr. Nemchaninov held various positions at an apparel manufacturing company "Gloria", Odessa, Ukraine from 1985 to 1992. He also worked as a manager at the furniture manufacturing company based in Odessa, Ukraine. At present Mr.
Nemchaninov owns a food distribution company, which supplies high-end restaurants and cafes. Mr. Nemchaninov intends to devote approximately 25% of his business time to our affairs.

Term of Office

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board.

Executive Compensation

There are no formal written employment arrangements in place. We do not have any agreements or understandings that would change the terms of compensation during the course of the year.

The table below shows what we have paid to our directors since our inception of February 22, 2007 through June 30, 2007.

SUMMARY COMPENSATION TABLE

-----------------------------------------------------------------------------------------------------------------
                                                                 |     Long Term Compensation   |
                                  Annual Compensation             ------------------------------
                                ----------------------           |        Awards        |Payouts|
                                                Other             ------------------------------
                                                Annual
                                                Compen-          |Restricted| Securities|       |   All Other
Name and            Year                        sation           |Stock     | Underlying|  LTIP |    Compen-
Principal           Ended       Salary   Bonus                   |Awards    | Options/  |Payouts|    sation
Position                          ($)     ($)     ($)            | ($)      | SARs (#)  |  ($)  |      ($)
-----------------------------------------------------------------------------------------------------------------
Anatoli Nem        02-22-07      -0-      -0-   $2,000 (1)        -0-           -0-         -0-         -0-
President,       (inception)
Chief Executive       to
Officer,           06-30-07

Serge Wilson       02-22-07      -0-      -0-     -0-             -0-           -0-         -0-         -0-
Chief            (inception)
Financial             to
Officer,           06-30-07
Director

Vladimir           02-22-07      -0-      -0-     -0-             -0-           -0-         -0-         -0-
Nemchaninov      (inception)
Director              to
                   06-30-07
------------------------------------------------------------------------------------------------------------------

    (1) The company's president provides management services to the company as per unwritten arrangement with the company. During the period ended June 30, 2007, the company paid $2,000 for management services.

Employees

We have no employees other than the officers and directors described above.


Stock Option Grants

We do not have any stock options outstanding. No stock options or stock appreciation rights under any stock incentive plans were granted to our sole director and officer since our inception.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The President of the Company provides management services to the Company. During the period ended June 30, 2007 management services of $2,000 were charged to operations. As at June 30, 2007, the Company owed $2,000 to the President of the Company for management services.

During the period ended June 30, 2007, the President of the Company provided a $10,000 loan to the Company. The loan payable is unsecured, bears interest at 6.45% per annum, and consists of $10,000 of principal due on June 20, 2008, and $18 of accrued interest payable.

As at June 30, 2007, the Company owed to the President of the Company $1,886 for expenses incurred on behalf of the Company. We have not entered into any transactions with our officers, directors, persons nominated for these positions, beneficial owners of 5% or more of our common stock, or family members of these persons wherein the amount involved in the transaction or a series of similar transactions exceeded $60,000.

Audit Committee

The Audit Committee is currently composed of two members, Anatoli Nem and Serge Wilson. Our Board of Directors has determined that we do not have an audit Committee financial expert serving on its audit committee. The Board of Directors has determined that the cost of hiring a financial expert to act as a director of Startale Group and to be a member of the audit committee outweighs the benefits of having a financial expert on the committee.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth the ownership, as of September 28, 2007 of our common stock by each of our directors, and by all executive officers and directors as a group, and by each person known to us who is the beneficial owner of more than 5% of any class of our securities. As of September 28, 2007 there were 10,500,000 common shares issued and outstanding. To the best of our knowledge, all persons named have sole voting and investment power with respect to the shares, except as otherwise noted.

--------------------------------------------------------------------------------
                                              Amount and
                                              Nature of
Title of Class    Name of                     Beneficial         Percent of
                  Owner                       Ownership            Class
                                                 (1)                (%)
--------------------------------------------------------------------------------

Common            Anatoli Nem                 3,000,000             28.57
                  President, CEO,



Common            Serge Wilson
                  Secretary, CFO, Treasurer   2,000,000             19.05
                  and Director

Common            Vladimir Nemchaninov        1,000,000              9.50
                  Director


Common            All Officers and            6,000,000              57.14
                  Directors as a Group
                  that consists of three
                  persons
--------------------------------------------------------------------------------

1 Includes shares that could be obtained by the named individual within the next 60 days.

The percent of class is based on 10,500,000 shares of common stock issued and outstanding as of the date of this prospectus.

Changes in Control

There are currently no arrangements which would result in a change in control of Startale Group Inc.

Description of Securities

The authorized capital stock of Startale Group Inc. consists of 75,000,000 common shares, $0.001 par value. Common Stock Holders of the common stock have no preemptive rights to purchase additional shares of common stock or other subscription rights. The common stock carries no conversion rights and is not subject to redemption or to any sinking fund provisions. All shares of common stock are entitled to share equally in dividends from sources legally available, therefore, when, as and if declared by the Board of Directors, and upon liquidation or dissolution of Startale Group, whether voluntary or involuntary, to share equally in the assets of Startale Group available for distribution to stockholders.

The Board of Directors is authorized to issue additional shares of common stock not to exceed the amount authorized by Startale Group's Articles of Incorporation, on such terms and conditions and for such consideration as the Board may deem appropriate without further stockholder action.

Voting Rights

Each holder of common stock is entitled to one vote per share on all matters on which such stockholders are entitled to vote. Since the shares of common stock do not have cumulative voting rights, the holders of more than fifty percent of the shares voting for the election of directors can elect all the directors if they choose to do so and, in such event, the holders of the remaining shares will not be able to elect any person to the Board of Directors.

Dividend Policy

Holders of Startale Group's common stock are entitled to dividends if declared by the Board of Directors out of funds legally available; therefore, Startale Group does not anticipate the declaration or payment of any dividends in the foreseeable future. We intend to retain earnings, if any, to finance the development and expansion of its business. Future dividend policy will be subject to the discretion of the Board of Directors and will be contingent upon future earnings, if any, Startale Group's financial condition, capital requirements, general business conditions and other factors. Therefore, there can be no assurance that any dividends of any kind will ever be paid.

Share Purchase Warrants

We have not issued and do not have outstanding any warrants to purchase shares of our common stock.

Options

We have not issued and do not have outstanding any options to purchase shares of our common stock.

Convertible Securities

We have not issued and do not have outstanding any securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

                      Interests Of Named Experts And Counsel

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Batcher Zarcone & Baker, LLP our legal counsel, has provided an opinion on the validity of our common stock. We retained the counsel solely for the purpose of providing this opinion and have not received any other legal services from this firm.


The financial statements included in this prospectus and the registration statement have been audited by Ronald R. Chadwick P.C., Certified Public Accountant, to the extent and for the periods set forth in their report appearing elsewhere in this document and in the registration statement filed with the SEC, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

Disclosure Of Commission Position Of Indemnification For Securities Act Liabilities

Our directors and officers are indemnified as provided by the Nevada Revised Statutes and our Bylaws. We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to court of appropriate jurisdiction. We will then be governed by the court's decision.

                       Organization Within Last Five Years

     We were incorporated on February 27, 2007 under the laws of the state of Nevada. On that date, Anatoli Nem and Serge Wilson were appointed as our directors. As well, Mr. Nem was appointed as our president and chief executive officer, and Mr.Wilson was appointed as secretary and treasurer.

Description of Business

We were incorporated pursuant to the laws of Nevada on February 27, 2007 for the purpose of manufacturing, marketing and distributing a line of apparel under the trade name "MOL-E-KULA".

On August 15, 2007, we entered into an agreement with AKA (the "AKA"), a Ukraine -Turkey joint-venture located in Odessa, Ukraine, whereby we engaged AKA to design, create patterns and manufacture the line of apparel for Startale. The material terms of the agreement are as follows:


a) Design stage - Phase I

      AKA will meet and lay out Startale's goals and design ideas for the line of apparel. After the initial discussion, AKA will create a project design document, which shall be set forth in reasonable and customary detail, and shall include in such plans commercially reasonable descriptions of intended project goals and major design considerations. The project design document shall be submitted no later than September 30, 2007. Startale will review and sign-off on the project outline.

b) Design stage - Phase II

      After initial sign-off on mutually agreed upon project goals, AKA will submit initial drawings and fabric samples to Startale, no later than 60 days after signing date of the project outline. Startale reserves the right to reject original design and fabric samples. AKA shall use its best efforts to satisfy Startale demands for their designs. Startale shall take possession of ownership and copyright to any and all designs, patterns and ideas submitted to it by AKA.

c) Pre-production stage

     Startale agrees to approve designs or submit their comments about changes within 5 business days of receipt of revisions from AKA. Upon sign-off on the design from Startale, AKA will proceed to develop the pattern and manufacture first samples for submission to Startale. The first samples shall be submitted to Startale no later than 60 days after sign-off on design.

d) Production stage

      Upon receipt and final approval of samples submitted to Startale, AKA shall provide a quote for production and packaging of the Products. Startale shall reserve the right to reject any quotes and shall not be under any obligation to continue further production.

Startale shall pay a total of $3,000 (three thousand dollars) for the design and pre-production stage of the production process according to the following schedule:

 - $1,000 (one thousand dollars) upon signing of this Agreement (Paid); and
 - $2,000 (two thousand dollars) upon final delivery of first samples.

We have also entered into an agreement with Lotos ("Lotos") a private Odessa based company, whereby we engaged Lotos to design packaging for our line of apparel under the trade name "MOL-E-KULA". As of the date of this Prospectus we paid Lotos a $1,000 retainer as per our agreement.


Industry Overview

Our Products

We plan to manufacture, market and sell a line of apparel under the trade name "Mol-e-Kula". We group our products into three principal categories - (1) outwear, (2) underwear, and (3) related accessories. The functionality and affordability of our products will make them ideal for use in a wide range of activities, including sport, travel as well as for casual wear. The product will be placed into ergonomic packaging that fits into one compact package, which will be reusable. We plan to introduce various pieces in our first line of clothing in two main categories, such as t-shirts, tank tops, boxers, panties, beachwear, etc. Most of our styles will use technically advanced fabrics which are suitable for manufacturing of casual and performance athletic apparel.

Product Design

We will design our product to perform well in a wide range of activities. Mol-e-Kula line will feature innovative fabrics, design and technical elements. One of the main features of the product will be compact, reusable packaging, which fits in a small hand carrier. In August of 2007, we have entered into an agreement with Lotos ("Lotos") a private Ukraine based company, whereby we engaged Lotos to design packaging for our line of apparel.

Sourcing and Manufacturing

Our apparel will be produced by independent contract manufacturers. We believe that the use of independent contract manufacturers, as opposed to owning and managing our own factories, will enable us to substantially limit our capital expenditures and avoid costs associated with managing a large production work force. We also believe the use of contract manufacturers will greatly increase our production capacity, maximizes flexibility and reduces product costs.

Contract manufacturers will produce our apparel using one of two principal methods. In the first method, the manufacturer purchases the raw materials needed to produce the garment from suppliers that we have approved, at prices and on terms negotiated by either the manufacturer or by us. A substantial portion of our merchandise will be manufactured under this type of arrangement. In the second method, sometimes referred to as "cut, make, pack, and quota" and used principally for production in Eastern Europe, India and China, we will directly purchase the raw materials from suppliers, assure that the independent manufacturers have the necessary import quotas available, and ship the materials in a "kit," together with patterns, samples, and most of the other necessary items, to the independent manufacturer to produce the finished garment.

Although this second type of arrangement will advance the timing for inventory purchases and expose us to additional risks before a garment is manufactured, we believe that it will further increase our manufacturing flexibility and will frequently provide us with a cost advantage over other production methods.

We will transact business on an order-by-order basis without exclusive commitments or arrangements to purchase from any single manufacturer. As of the date of this prospectus we have signed the agreement with one contract manufacturer, AKA. This increases the risk that unfavorable conditions, such as labour dispute, shortage of skilled workers, changes in management, changes in import duties and quotas, at a single factory or location will have a material adverse effect on our business.

Sales and Distribution

Our products will be sold through retailers throughout North America, ranging from specialty stores to department stores and a combination of in-house sales agents and independent sales agencies that in turn work with retail accounts varying in size from single specialty store operations to large chains made up of many stores in several locations.

As of the date of this prospectus we have not signed any distribution or marketing agreements with sales agencies or retailers and did not hire in-house sale agents.

Seasonality of Business

The portion of our business related to our outerwear merchandise such as t-shirts, top tanks and beach wear will be affected by the general seasonal trends common to the outdoor apparel industry, with sales and profits highest in the third calendar quarter. Although our products will be marketed throughout the year, some of our products will be marketed on a seasonal basis, with product sales mix weighted substantially toward the fall season. Therefore, results of operations in any period should not be considered indicative of the results to be expected for any future period. Sales of our products will be subject to substantial cyclical fluctuation and to the impact of unseasonable weather conditions. Sales tend to decline in periods of recession or economic uncertainty. This seasonality and any related fluctuation in consumer demand may have a material adverse effect on our results of operations, cash flows and financial position.

Competition

The outerwear and underwear segments of apparel industry are highly competitive and we believe that the competition will increase. We will encounter substantial competition from, among others, Jockey, Hanes, Calvin Klein, Fruit of the Loom, Hanky Panky, and others. Many of these companies have global operations and will compete with us in North America and Europe. In many cases, our most significant competition will come from our retail customers that manufacture and market clothing under their own private labels. Since we are a development stage company all of our competitors are substantially larger and have greater financial, distribution, marketing and other resources than we do. Therefore we can not assure that we will be successful in manufacturing, marketing and sales of our line of apparel taking into consideration existing competition on the market.

Compliance with Government Regulation

Many of our imports will be subject to existing or potential governmental tariff and non-tariff barriers to trade, such as import duties and quotas that may limit the quantity of various types of goods that may be imported into the United States and other countries. In addition, these trade barriers often represent a material portion of the cost of the merchandise. Although we will be monitoring these trade restrictions, the United States or other countries may impose new or adjusted quotas, duties, or other restrictions, any of which may have a material adverse effect on our business.

Employees

We have no employees as of the date of this prospectus other than our president, Anatoli Nem and our secretary Serge Wilson.

Research and Development Expenditures

We have not incurred any other research or development expenditures since our incorporation.

Subsidiaries

We do not have any subsidiaries.

Patents and Trademarks

We do not own, either legally or beneficially, any patents or trademarks. We have applied for a U.S. trademark for "MOL-E-KULA" with the U.S. Trademark and Patent Office. The serial number for the application is 77258276. The application has not been reviewed and there is no guarantee that it will be registered.


Management's Discussion and Analysis or Plan Of Operations

We are a start-up stage corporation with limited operations and no revenues from our business operations. Our auditors have issued a going concern opinion. This means that our auditors believe there is substantial doubt that we can continue as an on-going business for the next twelve months. We do not anticipate that we will generate significant revenues in the upcoming twelve months. Accordingly, we must raise cash from sources other than operations.

Plan of Operation

For the next twelve months we intend to accomplish the following:

1.        Complete  packaging design for outerwear and underwear  collections.
          We anticipate that the completion of the first design samples will take approximately three months and will cost us from $7,000 to $10,000. As of the day of this prospectus we have paid $1,000 towards completion of our packaging design.

2. Develop and approve initial pattern drawings, approve fabric samples no later than 60 days from the date of the submission of the initial designs by contract manufacturer. We anticipate to spend approximately $10,000 on this stage of our product development.

3. Complete manufacturing of our first order of outerwear and underwear. We plan to place our first order with an independent manufacturer for t-shirts, panties and boxers. It will take approximately two months to complete the initial order. We plan to place our initial order for 5,000 sets of t-shirts, 5,000 sets of boxers and 5,000 sets of panties. We anticipate the total cost of goods of our initial order in the range from $15,000 to $20,000.

4. Develop the marketing plan for our line of apparel. We anticipate that it will involve a three-tier strategy of intra-industry promotion, direct-to-consumer promotion and several major mass-media targeted campaigns. We will begin to market Mol-e-Kula brand in North America through various channels. Intra-industry promotion will begin with pre-show promotion of the Startale exhibit at the Las Vegas International Lingerie Show, which will be held in April of 2008. We will organize all pre-show promotion for which may involve direct mail, news releases and public relations. We plan to secure exhibit space and begin design of the exhibit booth as well as start promotional strategy in December 2007 to January 2008. We believe it will cost a minimum of $5,000 for execution of the marketing plan over the next 12 months.

In addition we expect to spend approximately $10,000 on professional services over the next twelve months. Total expenditures over the next 12 months are therefore expected to be $65,000.

While we have sufficient funds on hand to commence business operations, our cash reserves are not sufficient to meet our obligations for the next twelve-month period. As a result, we will need to seek additional funding in the near future. We currently do not have a specific plan of how we will obtain such funding; however, we anticipate that additional funding will be in the form of equity financing from the sale of our common stock.

We may also seek to obtain short-term loans from our directors, although no such arrangement has been made. At this time, we cannot provide investors with any assurance that we will be able to raise sufficient funding from the sale of our common stock or through a loan from our directors to meet our obligations over the next twelve months. We do not have any arrangements in place for any future equity financing.


Limited Operating History; Need for Additional Capital

There is limited historical financial information about us upon which to base an evaluation of our performance. We are in a start-up stage operations and have generated no revenues. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources and possible cost overruns due to price and cost increases in services and products.

To become profitable and competitive, we have to successfully promote and increase sales of our products. We will be seeking equity financing, or other sources of financing to provide for the capital required to market our line of apparel.

We have no assurance that future financing will be available to us on acceptable terms. If financing is not available on satisfactory terms, we may be unable to continue, develop or expand our operations. Equity financing could result in additional dilution to existing shareholders.

Results of Operations

From Inception on February 22, 2007 to June 30, 2007

During the period from our inception to June 30, 2007, we have completed negotiations on with an independent contract manufacturer and a packaging designer and signed agreements with both companies subsequent to the period end. We hired consultants in the areas of bookkeeping and accounting. We also retained an attorney in relation to this Registration Statement, and an auditor to audit our financial statements. Our loss since inception is $10,611 of which $3,000 is for accounting and audit fees; $1,800 for general and administrative costs; $981 for organization costs; $2,000 for management fees; and, $2,812 for travel expenses.

We have reserved the domain name www.startalegroup.com in anticipation of future expansion to include other brands in our brand development portfolio. From inception on February 22, 2007 to June 30, 2007, we have sold 5,000,000 shares of common stock to our directors for $5,000.

Liquidity and Capital Resources

As of June 30, 2007, our total current assets were $11,293 comprising of cash and our total liabilities were $16,904 for a total working capital deficit of $5,611. Anatoli Nem, our President, is owed $13,904 for cash advances and expenditures incurred on behalf of the company. We expect to incur substantial losses over the next two years.


Subsequent to June 30, 2007 the Company issued:

- 1,000,000 shares of common stock at $0.001 per share to its director for total proceeds of $1,000; and

- 4,500,000 shares of common stock at $0.008 per share for total proceeds of $36,000.

Known Material Trends and Uncertainties

As of June 30, 2007, Startale Group has no off balance sheet transactions that have or are reasonably likely to have a current or future effect on our financial condition, changes in our financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

We believe that the above discussion contains a number of forward-looking statements. Our actual results and our actual plan of operations may differ materially from what is stated above. Factors which may cause our actual results or our actual plan of operations to vary include, among other things, decision of the Board of Directors not to pursue a specific course of action based on a re-assessment of the facts or new facts, or changes in general economic conditions.

Legal Proceedings

No officer, director, or persons nominated for these positions, and no promoter or significant employee of our corporation has been involved in legal proceedings that would be material to an evaluation of our management. We are not aware of any pending or threatened legal proceedings which involve Startale Group.

Description Of Property

We do not hold ownership or leasehold interest in any property.

Reports to Security Holders

Upon effectiveness of this Prospectus, we will be subject to the reporting and other requirements of the Exchange Act and we intend to furnish our shareholders annual reports containing financial statements audited by our independent auditors and to make available quarterly reports containing unaudited financial statements for each of the first three quarters of each year.

The public may read and copy any materials that we file with the Commission at the Commission's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. The Commission maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission. The address of that site is http://www.sec.gov.

Market for Common Equity and Related Stockholder Matters

Market Information

Our common stock is not traded on any exchange. We plan to eventually seek listing on the OTC Bulletin Board, once our Prospectus has been declared effective by the Commission. We cannot guarantee that we will obtain a listing. There is no trading activity in our securities, and there can be no assurance that a regular trading market for our common stock will ever be developed.

A market maker sponsoring a company's securities is required to obtain a listing of the securities on any of the public trading markets, including the OTC Bulletin Board. If we are unable to obtain a market maker for our securities, we will be unable to develop a trading market for our common stock. We may be unable to locate a market maker that will agree to sponsor our securities. Even if we do locate a market maker, there is no assurance that our securities will be able to meet the requirements for a quotation or that the securities will be accepted for listing on the OTC Bulletin Board.

We intend to apply for listing of the securities on the OTC Bulletin Board, but there can be no assurance that we will be able to obtain this listing. The OTC Bulletin Board securities are not listed and traded on the floor of an organized national or regional stock exchange. Instead, OTC Bulletin Board securities transactions are conducted through a telephone and computer network connecting dealers in stocks. OTC Bulletin Board stocks are traditionally smaller companies that do not meet the financial and other listing requirements of a regional or national stock exchange.

                               STARTALE GROUP INC.

                          (A Development Stage Company)

                              FINANCIAL STATEMENTS

                                  June 30, 2007














BALANCE SHEET

STATEMENT OF OPERATIONS

STATEMENT OF CASH FLOWS

STATEMENT OF STOCKHOLDERS' EQUITY

NOTES TO FINANCIAL STATEMENTS

                            RONALD R. CHADWICK, P.C.
                           Certified Public Accountant
                        2851 South Parker Road, Suite 720
                             Aurora, Colorado 80014
                             Telephone (303)306-1967
                                Fax (303)306-1944



              REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
              --------------------------------------------------------


Board of Directors
Startale Group Inc.
Warrenville, Illinois

I have audited the accompanying balance sheet of Startale Group Inc. (a development stage company) as of June 30, 2007 and the related statements of operations, stockholders' equity and cash flows for the period from February 22, 2007 (inception) through June 30, 2007. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Startale Group Inc. as of June 30, 2007 and the related statements of operations, stockholders' equity and cash flows for the period from February 22, 2007 (inception) through June 30, 2007 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements the Company has suffered recurring losses from operations that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Aurora, Colorado

/S/ Ronald R. Chadwick, P.C.
----------------------------
August 27, 2007

RONALD R. CHADWICK, P.C.

                               STARTALE GROUP INC.
                          (A Development Stage Company)
                                  BALANCE SHEET
                                  June 30, 2007

                                                    ASSETS
                                                    ------
   Current assets
       Cash                                                                                     $         11,293
                                                                                                    ------------
   Total Assets                                                                                 $         11,293
                                                                                                    ============

                                       LIABILITIES & STOCKHOLDERS' EQUITY
                                       ----------------------------------

Current liabilities
   Accounts payable and accrued liabilities                                                     $          3,000
   Due to related parties                                                                                  3,886
   Loan payable - related parties                                                                         10,018
                                                                                                    ------------
         Total current liabilities                                                                        16,904

 Total Liabilities                                                                                        16,904
                                                                                                    ------------

Stockholders' Equity
Capital stock
       75,000,000 shares authorized, $0.001 par value
       5,000,000 shares issued and outstanding                                                             5,000
Deficit accumulated during the development stage                                                    (     10,611)
                                                                                                    ------------
Total Stockholders' Equity                                                                          (      5,611)
                                                                                                    ------------
Total Liabilities and Stockholders's Equity                                                      $        11,293
                                                                                                    ============

    The accompanying notes are an integral part of these financial statements

                               STARTALE GROUP INC.
                          (A Development Stage Company)
                             STATEMENT OF OPERATIONS
               February 22, 2007 (Inception) Through June 30, 2007



Revenue                                                                                           $
                                                                                                                    -
                                                                                                     -----------------
Expenses:
   Accounting and audit fees                                                                      $              3,000
   General and Administrative                                                                                    1,800
   Management                                                                                                    2,000
   Organization costs                                                                                              981
   Travel                                                                                                        2,812
                                                                                                     ------------------
                                                                                                                10,593
                                                                                                     -----------------
Loss from operations                                                                                    (       10,593)

Other income (expense)
   Interest expense                                                                                                (18)
                                                                                                     ------------------
Income (loss) before provision for income tax                                                           (       10,611)

Provision for income tax                                                                             ------------------
                                                                                                                      -
                                                                                                     ------------------
Net income (loss)                                                                                 $   (         10,611)
                                                                                                     ==================
Net income (loss) per share                                                                       $   (           0.04)
                                                                                                     ==================
Weighted average number of common shares outstanding                                                           265,625
                                                                                                     ==================


    The accompanying notes are an integral part of these financial statements

                               STARTALE GROUP INC.
                          (A Development Stage Company)
                             STATEMENT OF CASH FLOWS
               February 22, 2007 (Inception) Through June 30, 2007


Cash Flows From Operating Activities:
   Net income (loss)                                                                            $  (        10,611)

   Adjustment to reconcile net income to net cash
   provided by (used for) operating activities:
     Accounts payable and accrued liabilities                                                                3,000
      Accounts payable related parties                                                                       3,886
                                                                                                   ----------------
          Net cash provided by (used for) operating
          activities                                                                               (         3,725)
                                                                                                   ----------------
Cash Flows From Financing Activities:
   Loan payable - related party                                                                             10,018
   Proceeds from issuance of common stock                                                                    5,000
                                                                                                   ----------------
          Net cash provided by (used for) financing                                                         15,018
            activities
                                                                                                   ----------------

Net Increase (Decrease) In Cash                                                                             11,293

Cash At The Beginning Of The Period                                                                              -
                                                                                                   ----------------
Cash At The End Of The Period                                                                   $           11,293
                                                                                                   ================

Schedule Of Non-Cash Investing And Financing
Activities

None

Supplemental Disclosure

  Cash paid for:
       Interest                                                                                 $               -
                                                                                                   ===============
       Income Taxes                                                                             $               -
                                                                                                   ===============


    The accompanying notes are an integral part of these financial statements

                               STARTALE GROUP INC.
                          (A Development Stage Company)
                        STATEMENT OF STOCKHOLDERS' EQUITY
               February 22, 2007 (Inception) Through June 30, 2007

                                                                                                Deficit
                                                                                              Accumulated
                                                                                               During the
                                                                     Common Shares            Development
                                                                Number         Par Value         Stage            Total
                                                                -----          ---------         -----            -----
Balances, February 22, 2007                                              -  $            -  $            -   $            -

Issued for cash:
Common stock June, 2006 - at $0.001                              5,000,000           5,000               -            5,000
Net gain (loss) for the period ended June 30, 2007                       -               -     (    10,611)     (    10,611)
                                                               -----------      ----------      ----------        ----------
Balances, June 30, 2007                                          5,000,000  $        5,000  $  (    10,611)  $  (     5,611)
                                                               ===========      ==========      ==========        ==========



    The accompanying notes are an integral part of these financial statements

                               STARTALE GROUP INC.
                          (A Development Stage Company)
                        NOTES TO THE FINANCIAL STATEMENTS
                                  June 30, 2007
                             (Stated in US Dollars)

Note 1        Nature and Continuance of Operations
              ------------------------------------

          The Company was incorporated in the State of Nevada, United States of America on February 22, 007 and its fiscal year end is June 30. The Company is engaged in the design, manufacture and distribution of lifestyle inspired apparel, which will be sold through a network of wholesale accounts and retail outlets.

          These financial statements have been prepared on a going concern basis. The Company has a working capital deficiency of $5,611, and has accumulated deficit of $10,611 since inception. Its ability to continue as a going concern is dependent upon the ability of the Company to generate profitable operations in the future and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. The outcome of these matters cannot be predicted with any certainty at this time. These factors raise substantial doubt that the company will be able to continue as a going concern. Management plans to continue to provide for its capital needs by the issuance of common stock and related party advances. These financial statements do not include any adjustments to the amounts and classification of assets and liabilities that may be necessary should the Company be unable to continue as a going concern.

Note 2        Summary of Significant Accounting Policies
              ------------------------------------------

          The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America. Because a precise determination of many assets and liabilities is dependent upon future events, the preparation of financial statements for a period necessarily involves the use of estimates which have been made using careful judgement. Actual results may vary from these estimates.

          The financial statements have, in management's opinion, been properly prepared within reasonable limits of materiality and within the framework of the significant accounting policies summarized below:

              Development Stage Company
              -------------------------

          The Company complies with Financial Accounting Standard Board Statement ("FAS") No. 7 and The Securities and Exchange Commission Act Guide 7 for its characterization of the Company as development stage.

              Revenue Recognition
              -------------------

          Sales are recognized when revenue is realized or realizable and has been earned. The Company's policy is to recognize revenue when risk of loss and title to the product transfers to the customer. Net sales is comprised of gross revenues less expected returns, trade discounts and customer allowances, which include costs associated with off-invoice mark-downs and other price reductions, as well as trade promotions and coupons. These incentive costs are recognized at the later of the date on which the Company recognizes the related revenue or the date on which the Company offers the incentive.

Startale Group Inc.
(A Development Stage Company)
Notes to the Financial Statements
June 30, 2007 - Page 2

Note 2        Summary of Significant Accounting Policies - (cont'd)
              -----------------------------------------------------

              Impairment of Long-lived Assets
              -------------------------------

          Capital assets are reviewed for impairment in accordance with FAS No. 144, "Accounting for the Impairment or Disposal of Long-lived Assets", which was adopted effective January 1, 2002. Under FAS No. 144, these assets are tested for recoverability whenever events or changes in circumstances indicate that their carrying amounts may not be recoverable. An impairment charge is recognized for the amount, if any, which the carrying value of the asset exceeds the fair value.

              Research and Development
              ------------------------

          Research and development expenditures are expensed as incurred.

              Foreign Currency Translation
              ----------------------------

          The financial statements are presented in United States dollars. In accordance with Statement of Financial Accounting Standards No. 52, "Foreign Currency Translation", since the functional currency of the Company is U.S. dollars, the foreign currency financial statements of the Company's subsidiaries are re-measured into U.S. dollars. Monetary assets and liabilities are re-measured using the foreign exchange rate that prevailed at the balance sheet date. Revenue and expenses are translated at weighted average rates of exchange during the year and stockholders' equity accounts and furniture and equipment are translated by using historical exchange rates. Any re-measurement gain or loss incurred is reported in the income statement.

              Net Loss per Share
              ------------------

          Basic loss per share includes no dilution and is computed by dividing loss available to common stockholders by the weighted average number of common shares outstanding for the period. Dilutive losses per share reflects the potential dilution of securities that could share in the losses of the Company. Because the Company does not have any potentially dilutive securities, the accompanying presentation is only of basic loss per share.

              Stock-based Compensation
              ------------------------

          The  Company  has  not adopted a stock option plan and has not granted
     any  stock  options.   Accordingly  no  stock-based  compensation  has been
     recorded to date.

              Income Taxes
              ------------

          The Company uses the asset and liability method of accounting for income taxes in accordance with FAS No. 109 "Accounting for Income Taxes". Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statements carrying amounts of existing assets and liabilities and loss carryforwards and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

Startale Group Inc.
(A Development Stage Company)
Notes to the Financial Statements
June 30, 2007 - Page 3

Note 2        Summary of Significant Accounting Policies - (cont'd)
              -----------------------------------------------------

              Fair Value of Financial Instruments  -(cont'd)
              -----------------------------------------------

              Fair Value of Financial Instruments
              -----------------------------------

          The carrying value of the Company's financial instruments consisting of cash, accounts payable and accrued liabilities, agreement payable and due to related party approximate their carrying value due to the short-term maturity of such instruments. Unless otherwise noted, it is management's opinion that the Company is not exposed to significant interest, currency or credit risks arising from these financial instruments.

             Recent Accounting Pronouncements
             --------------------------------

          In September 2006, the FASB issued SFAS No. 157, "Fair Value Measures". This Statement defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), expands disclosures about fair value measurements, and applies under other accounting pronouncements that require or permit fair value measurements. SFAS No. 157 does not require any new fair value measurements. However, the FASB anticipates that for some entities, the application of SFAS No. 157 will change current practice. SFAS No. 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, which for the Company would be the fiscal year beginning February 1, 2008. The Company is currently evaluating the impact of SFAS No. 157 but does not expect that it will have a material impact on its financial statements.

          In September 2006, the FASB issued SFAS No. 158, "Employers' Accounting for Defined Benefit Pension and Other Postretirement Plans." This Statement requires an employer to recognize the over funded or under funded status of a defined benefit post retirement plan (other than a multiemployer plan) as an asset or liability in its statement of financial position, and to recognize changes in that funded status in the year in which the changes occur through comprehensive income. SFAS No. 158 is effective for fiscal years ending after December 15, 2006 which for the Company would be February 1, 2007. The Company does not expect that the implementation of SFAS No. 158 will have any material impact on its financial position and results of operations.

          In   September  2006,  the  SEC  issued  Staff   Accounting  Bulletin
     ("SAB") No. 108, "Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements. " SAB No. 108 addresses how the effects of prior year uncorrected misstatements should be considered when quantifying misstatements in current year financial statements. SAB No. 108 requires companies to quantify misstatements using a balance sheet and income statement approach and to evaluate whether either approach results in quantifying an error that is material in light of relevant quantitative and qualitative factors. SAB No. 108 is effective for periods ending after November 15, 2006 which for the Company would be February 1, 2007. The Company is currently evaluating the impact of adopting SAB No. 108 but does not expect that it will have a material effect on its financial statements.

Startale Group Inc.
(A Development Stage Company)
Notes to the Financial Statements
June 30, 2007 - Page 4

Note 2        Summary of Significant Accounting Policies - (cont'd)
              -----------------------------------------------------

          Recent Accounting Pronouncements - (cont'd) In February 2007, the FASB issued SFAS No. 159, "The Fair Value Option for Financial Assets and Financial Liabilities". This Statement permits entities to choose to measure many financial assets and financial liabilities at fair value. Unrealized gains and losses on items for which the fair value option has been elected are reported in earnings. SFAS No. 159 is effective for fiscal years beginning after November 15, 2007. The Company is currently assessing the impact of SFAS No. 159 on its financial position and results of operations.

Note 3        Capital Stock
              -------------

          The total number of common shares authorized that may be issued by the Company is 75,000,000 shares with a par value of one tenth of one cent ($0.001) per share and no other class of shares is authorized.

          During the period from February 22, 2007 (inception) to June 30, 2007, the Company issued 5,000,000 shares of common stock to its directors for total proceeds of $5,000.

          To June 30, 2007, the Company has not granted any stock options and has not recorded any stock-based compensation.

Note 4        Related Party Transactions
              --------------------------

          a) The President of the Company provides management services to the Company at $500 per month. During the period ended June 30, 2007 management services of $2,000 were charged to operations. As at June 30, 2007, the Company owed $2,000 to the President of the Company for management services.

          b) During the period ended June 30, 2007, the President of the Company provided a $10,000 loan to the Company. The loan payable is unsecured, bears interest at 6.45% per annum, and consists of $10,000 of principal due on June 20, 2008, and $18 of accrued interest payable.

          c) As at June 30, 2007, the Company owed $1,886 to the President of the Company for expenses incurred on behalf of the Company.

Note 5        Income Taxes
              ------------

          The significant components of the Company's deferred tax assets are as follows:

                                                                    2007
         Deferred Tax Assets
         Non-capital loss carryforward                       $         1,592
         Less:  valuation allowance for deferred tax asset    (        1,592)
                                                              ---------------
                                                             $            -
                                                              ===============

Startale Group Inc.
(A Development Stage Company)
Notes to the Financial Statements
June 30, 2007 - Page 5

Note 5   Income Taxes - (cont'd)
         -----------------------

          There were no temporary differences between the Company's tax and financial bases that result in deferred tax assets, except for the Company's net operating loss carryforwards amounting to approximately $10,611 at June 30, 2007 which may be available to reduce future year's taxable income.

          These carryforwards will expire, if not utilized, commencing in 2027. Management believes that the realization of the benefits from these deferred tax assets appears uncertain due to the Company's limited operating history and continuing losses. Accordingly a full, deferred tax asset valuation allowance has been provided and no deferred tax asset benefit has been recorded.


Note 6        Subsequent Events

              Subsequent to June 30, 2007 the Company issued:

                (i) 1,000,000 shares of common stock at $0.001 per share to its director for total proceeds of $1,000; and

                (ii) 4,500,000 shares of common stock at $0.008 per share for total proceeds of $36,000.

Changes In And Disagreements With Accountants
---------------------------------------------

We have had no changes in or disagreements with our accountants.

                             Available Information

We have filed a registration statement on form SB-2 under the Securities Act of 1933 with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus. This prospectus is filed as a part of that registration statement, but does not contain all of the information contained in the registration statement and exhibits. Statements made in the registration statement are summaries of the material terms of the referenced contracts, agreements or documents of the company. We refer you to our registration statement and each exhibit attached to it for a more detailed description of matters involving the company, and the statements we have made in this prospectus are qualified in their entirety by reference to these additional materials. You may inspect the registration statement, exhibits and schedules filed with the Securities and Exchange Commission at the Commission's principal office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 100 F Street, N.E., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The Securities and Exchange Commission also maintains a web site at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the Commission. Our registration statement and the referenced exhibits can also be found on this site.

Until   _________________,   all  dealers   that  effect   transactions in these
securities   whether  or  not participating  in  this  offering, may be required to deliver a prospectus. This is in addition to the dealer's obligation to deliver a prospectus when acting as underwriters and with respect to their
unsold   allotments  or subscriptions.

                                    Part II

                      Information Not Required In The Prospectus

Indemnification Of Directors And Officers

Our officers and directors are indemnified as provided by the Nevada Revised Statutes and our bylaws.

Under the NRS, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's articles of incorporation that is not the case with our articles of incorporation. Excepted from that immunity are:


       (1) a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest;

       (2) a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);
                                       41

       (3) a transaction from which the director derived an improper personal profit; and

       (4)    willful misconduct.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless:

       (1) such indemnification is expressly required to be made by law;

       (2)    the proceeding was authorized by our Board of Directors;

       (3) such indemnification is provided by us, in our sole discretion, pursuant to the powers vested us under Nevada law; or

       (4) such indemnification is required to be made pursuant to the bylaws.

Our bylaws provide that we will advance all expenses incurred to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was our director or officer, or is or was serving at our request as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request. This advanced of expenses is to be made upon receipt of an undertaking by or on behalf of such person to repay said amounts should it be ultimately determined that the person was not entitled to be indemnified under our bylaws or otherwise.

Our bylaws also provide that no advance shall be made by us to any officer in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding; or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to our best interests.

Other Expenses Of Issuance And Distribution

The estimated costs of this offering are as follows:

Securities and Exchange Commission registration fee      $      1.11
Transfer Agent Fees                                      $  1,000.00
Accounting fees and expenses                             $  5,000.00
Legal fees and expenses                                  $  3,500.00
Edgar filing fees                                        $  1,000.00

                                                         -----------
Total                                                    $ 10,501.11
                                                         ===========

All amounts are estimates other than the Commission's registration fee.

We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

Recent Sales Of Unregistered Securities

We completed an offering of 5,000,000 shares of our common stock at a price of $0.001 per share to our directors Anatoli Nem (3,000,000) and Serge Wilson (2,000,000), on June 29, 2007. The total amount received from this offering was $5,000. We completed this offering pursuant to Regulation S of the Securities Act.

We completed an offering of 1,000,000 shares of our common stock at a price of $0.001 per share to our director Vladimir Nemchaninov, on August 6, 2007. The total amount received from this offering was $1,000. We completed this offering pursuant to Regulation S of the Securities Act.


We completed an offering of 4,500,000 shares of common stock at a price of $0.008 per share to a total of 30 purchasers on August 23, 2007. The total amount received from this offering was $36,000. We completed this offering pursuant to Regulation S of the Securities Act. The purchasers in this offering were as follows:


Name of Subscriber      Number of Shares
------------------      ----------------

Pavlo Sirota            150,000
Victor Sirik            150,000
Yuri Tsvetkov           150,000
Petro Savchenko         150,000
Oleg Ryabchenko         150,000
Nikola Burnazaki        150,000
Marina Bevzyuk          150,000
Yuri Kapitonov          150,000
Maria Matskailo         150,000
Tetyana Borisova        150,000
Sergiy Zabunov          150,000
Olga Velcheva           150,000
Ganna Baklanova         150,000
Lilia Ulanova           150,000
Yulia Novitska          150,000
Oleksandr Dombrovski    150,000
Maria Denisyuk          150,000
Olena Gershunenko       150,000
Denis Astanakulov       150,000
Lubov Kuchkovska        150,000
Vyacheslav Bobryshev    150,000
Oleksandr Uvarov        150,000
Olena Osadchuk          150,000
Raisa Kasyanova         150,000
Igor Nepochatih         150,000
Natalya Zgonnikova      150,000
Oksana Burova           150,000
Maria Voloshina         150,000
Evgen Topal             150,000
Tetyana Uvarova         150,000

Regulation S Compliance

Each offer or sale was made in an offshore transaction;

Neither we, a distributor, any respective affiliates nor any person on behalf of any of the foregoing made any directed selling efforts in the United States;

Offering restrictions were, and are, implemented;

No offer or sale was made to a U.S. person or for the account or benefit of a U.S. person;

Each purchaser of the securities certifies that it was not a U.S. person and was not acquiring the securities for the account or benefit of any U.S. person;

Each purchaser of the securities agreed to resell such securities only in accordance with the provisions of Regulation S, pursuant to registration under the Act, or pursuant to an available exemption from registration; and agreed not to engage in hedging transactions with regard to such securities unless in compliance with the Act;

The securities contain a legend to the effect that transfer is prohibited except in accordance with the provisions of Regulation S, pursuant to registration under the Act, or pursuant to an available exemption from registration; and that hedging transactions involving those securities may not be conducted unless in compliance with the Act; and we are required, either by contract or a provision in its bylaws, articles, charter or comparable document, to refuse to register any transfer of the securities not made in accordance with the provisions of Regulation S pursuant to registration under the Act, or pursuant to an available exemption from registration; provided, however, that if any
law  of  any  Canadian  province  prevents  us  from  refusing   to  register
securities transfers, other reasonable procedures, such as a legend described in paragraph (b)(3)(iii)( B) (3) of Regulation S have been implemented to prevent any transfer of the securities not made in accordance with t he provisions of Regulation S.

Exhibits

Exhibit
Number        Description
-------       -----------

 3.1         Articles of Incorporation
 3.2         Bylaws
 5.1         Legal Opinion of Batcher Zarcone & Baker, LLP with consent to use
10.1         Development and Manufacturing Agreement
10.2         Packaging Design Agreement
23.1         Consent of Ronald R. Chadwick, Certified Public Accountant


The undersigned registrant hereby undertakes:

1. To file, during any period in which it offers or sells securities, a post- effective amendment to this registration statement to:

      (a) include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

      (b) reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in this registration statement; and notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration Statement; and

      (c) include any additional or changed material information on the plan of distribution.

2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

4. That, for determining our liability under the Securities Act to any purchaser in the initial distribution of the securities, we undertake that in a primary offering of our securities pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, we will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

      (i) any preliminary prospectus or prospectus that we file relating to the offering required to be filed pursuant to Rule 424 (Section 230.424 of this chapter);

     (ii) any free writing prospectus relating to the offering prepared by or on our behalf or used or referred to by us;

    (iii) the portion of any other free writing prospectus relating to the offering containing material information about us or our securities provided by or on behalf of us; and

     (iv) any other communication that is an offer in the offering made by us to the purchaser.

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.


Signatures

In accordance with the requirements of the Securities Act, Startale Group Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this Prospectus on Form SB-2 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Warrenville, Illinois, U.S.A, on the 1st day of October, 2007.

                                                     STARTALE GROUP INC.

                                                     By:  /s/Anatoli Nem
                                                     --------------------------
                                                          Anatoli Nem
                                                          President, CEO and
                                                          Director



In accordance with the requirements of the Securities Act, this Prospectus has been signed by the following persons in the capacities and on the dates stated.

SIGNATURES                        TITLE                            DATE
-----------------     ------------------------------     -----------------------



/s/ Anatoli Nem      President, CEO and Director           October 1, 2007
----------------     -------------------------------     -----------------------
Anatoli Nem



/s/ Serge Wilson     Secretary, Treasurer, CFO,            October 1, 2007
-----------------    principal accounting officer,       -----------------------
                     principal financial officer and
                     Director


/s/ Vladimir Nemchaninov        Director                   October 1, 2007
------------------------                                  ----------------------
Vladimir Nemchaninov